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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital Re Corporation 1997 Employee Stock Option Plan, Capital Re Corporation Performance Share Plan, and Capital Re Corporation Annual Incentive Plan for Covered Executive Officers of our reports dated January 21, 1997, with respect to the consolidated financial statements of Capital Re Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

New York, New York
October 3, 1997